Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-8 No. 333-267242) of Grove Collaborative Holdings, Inc., and

(2)    Registration Statements (Form S-1 Nos. 333-266205 and 333-266197)

of our report dated March 16, 2023, with respect to the consolidated financial statements Grove Collaborative Holdings, Inc. included in this Annual Report (Form 10-K) of Grove Collaborative Holdings, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Mateo, California
March 16, 2023